Exhibit 99

Investor Contact:	Neal Kanda	Media Contact:	Ann Takiguchi
	VP & Chief Financial Officer		PR/Communications
	(808) 544-0622		(808) 544-0685
	neal.kanda@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RECORD EARNINGS OF $33.9 MILLION

HONOLULU, January 27, 2004 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported a fifth consecutive year of record earnings with net income of $33.9 million for the year ended December 31, 2003, up 2.0% compared to the $33.3 million earned in 2002.  Earnings per share increased 1.5% to $2.07 from $2.04 in 2002.

Fourth quarter 2003 net income was $9.1 million, or $0.55 per share, compared with net income of $10.2 million, or $0.62 per share for the fourth quarter of 2002.

2003 Financial Highlights

•                  2003 net income of $33.9 million marked the fifth consecutive year of record earnings.

•                  Diluted earnings per share (EPS) increased by 1.5% to $2.07.

•                  Return on average equity (ROE) was 18.33% and return on average assets (ROA) was 1.64%.

•                  Average loans for 2003 increased by $89.1 million or 6.9% from 2002.

•                  Average deposits for 2003 increased by $144.0 million or 9.4% from 2002.

•                  Cash dividends increased by 60% to $0.64 per share from $0.40 in 2002.

“The solid performance in 2003 was a direct result of the hard work and dedication of our employees.  We look forward to celebrating our Company’s 50th Anniversary in 2004 and to continuing our strong financial performance,” said Clint Arnoldus, Chairman, President and Chief Executive Officer.

2003 Results of Operations

In 2003, revenues (net interest income before provision for loan losses plus other operating income) grew by 1.6% to $105.9 million, compared to $104.3 million in 2002.  Net interest income before provision for loan losses increased to $90.1 million from $89.0 million in 2002.  Net interest margin for the year was 4.79%, a decrease of 0.32% from 5.11% in 2002.  Accelerated repricing in our loan portfolio and premium amortization in the investment portfolio contributed to the margin decline, which was partially offset by a nonrecurring benefit of $1.3 million from a loan prepayment penalty in the third quarter of 2003.

Provision for loan losses in 2003 was $700,000, a decrease of 30.0% from $1.0 million in 2002.  “Our loan portfolio continues to perform extremely well, with net charge-offs for the year totaling $123,000,” said Neal Kanda, Vice President and Chief Financial Officer.

Other operating income, excluding securities gains and losses, was $14.9 million, a slight increase from the $14.8 million recorded in 2002.  Included in 2002’s results was a nonrecurring gain of $1.4 million from the curtailment of the Company’s defined benefit pension plan.  In 2003, income from fiduciary activities, retail investment service fees and gains on sale of residential mortgage loans increased by $1.2 million from a year ago.

Salaries and employee benefits totaled $29.2 million, a 2.0% decrease from the $29.8 million in 2002.  All other operating expenses totaled $26.4 million, an increase of 4.6% from $25.2 million in 2002.  This increase was primarily the result of $1.3 million in expenses associated with the Company’s proposed merger with CB Bancshares, Inc. and a $1.0 million increase in advertising expense in 2003, which were partially offset by a $1.1 million interest accrual on a state tax assessment under appeal reported in 2002.

The effective tax rate for 2003 was 31.58% compared to 31.00% in the prior year.  The Company’s investments in high-technology businesses in Hawaii generated state tax benefits of $1.4 million in both 2003 and 2002.

Asset Quality

Nonperforming assets increased to $3.6 million or 0.17% of total assets, compared to $2.3 million or 0.12% of total assets a year ago.  The increase was primarily due to the addition of three nonaccrual loans totaling $3.5 million.   There was no other real estate owned as of December 31, 2003, compared to $1.9 million a year ago.

Net loan charge-offs totaled $123,000 during 2003, compared to $465,000 in the prior year.  The allowance for loan losses declined to 1.72% of total loans compared to 1.88% a year ago.

Balance Sheet Analysis

Total assets grew to $2.17 billion at December 31, 2003, a 7.0% increase over $2.03 billion from a year ago.  Investment securities increased to $555.0 million, up 2.6% from $540.9 million last year.  Total loans grew 11.8% to $1.45 billion, compared to $1.30 billion a year ago.

Total deposits grew to $1.75 billion, an increase of 6.8% from $1.64 billion at December 31, 2002.  Non-interest bearing deposits increased by 10.7% to $338.0 million, compared to $305.4 million a year ago.

Shareholders’ equity increased 12.2% to $194.6 million, or $12.11 book value per share at December 31, 2003, compared to $173.4 million or $10.86 book value per share a year ago.  Shareholders’ equity as a percentage of assets stood at 8.97% at December 31, 2003, compared to 8.55% a year ago.  While no common shares were repurchased during 2003, the Company maintains a stock repurchase program with available authorization totaling $9.7 million.

Outlook

Management currently expects 2004 EPS growth of approximately 5 to 7 percent, based on current economic conditions and business outlook.

Merger Update

The Company’s application for its proposed merger with CB Bancshares, Inc. (Nasdaq: CBBI) has been approved by the Federal Reserve Board.  The only remaining regulatory approval required to move the merger forward is from the State of Hawaii Division of Financial Institutions, whose decision will be made by February 18, 2004.  “We continue to look forward to an opportunity to discuss the merger with CB Bancshares’ management and board,” said Arnoldus.

Teleconference and Webcast Information

The Company will conduct a conference call to review its quarterly results today at 3:00 p.m. Eastern Time (10:00 a.m. Hawaii Time).  The audio webcast can be accessed through the Investor Relations page of the Company’s website at http://investor.centralpacificbank.com.

About Central Pacific Financial Corp./Central Pacific Bank

Central Pacific Financial Corp. is a Hawaii-based bank holding company whose common stock is traded on The New York Stock Exchange under the symbol “CPF.”  Central Pacific Bank, its wholly owned subsidiary, is Hawaii’s third largest commercial bank with 24 branches statewide, including five supermarket branches and more than 70 ATMs.  For additional information, please visit our web site at http://www.centralpacificbank.com.

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FORWARD LOOKING INFORMATION

This document contains forward-looking statements.  Such statements include, but are not limited to, (i) statements about the benefits of a merger between Central Pacific Financial Corp. (“CPF”) and CB Bancshares, Inc. (“CBBI”), including future financial and operating results, costs savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to CPF’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “projects” and other similar expressions.  These statements are based upon the current beliefs and expectations of CPF’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  (1) the business of CPF and CBBI may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms; (6) the failure of CPF’s and CBBI’s shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the Hawaii economy may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio and allowance for loan losses; (9) changes in the U.S. legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company’s activities.

Additional factors that could cause CPF results to differ materially from those described in the forward-looking statements can be found in CPF’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet web site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to CPF or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.  CPF does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

With respect to financial projections for CBBI contained in this document, neither CBBI nor any analyst has published any information for 2003, 2004 or 2005.  In addition, CPF has not been given the opportunity to do any due diligence on CBBI other than reviewing its publicly available information.  Therefore, management of CPF has created its own financial model for CBBI based on CBBI’s historical performance and CPF’s assumptions regarding the reasonable future performance of CBBI on a stand-alone basis.  These assumptions may or may not prove to be correct.  The

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assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of CBBI.  There is no assurance that these projections will be realized and actual results are likely to differ significantly from such projections.

CPF has filed with the SEC an amended registration statement on Form S-4 to register the shares of CPF common stock to be issued in a proposed exchange offer.  The registration statement is not final and will be further amended.  Subject to future developments, CPF may file proxy statements for solicitation of proxies from CBBI or CPF shareholders, in connection with meetings of such shareholders at a date or dates subsequent hereto and may file a tender offer statement.  Investors and security holders are urged to read the registration statement and proxy statements and any other relevant documents (when available), including the tender offer statement if filed, filed with the SEC, as well as any amendments or supplements to those documents, because they contain and will contain important information.  Investors and security holders may obtain a free copy of documents filed with the SEC at the SEC’s Internet web site at (www.sec.gov).  Such documents may also be obtained free of charge from CPF by directing such request to: Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813, Attention: David Morimoto, (808) 544-0627.

CPF, its directors and executive officers and certain other persons may be deemed to be “participants” if CPF solicits proxies from CBBI and CPF shareholders.  A detailed list of the names, affiliations and interests of the participants in any such solicitation is contained in CPF’s definitive proxy revocation statement as filed on May 22, 2003.  Information about the directors and executive officers of CPF and their ownership of and interests in CPF stock is set forth in the proxy statement for CPF’s 2003 Annual Meeting of Shareholders.

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CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS	December 31, 2003	December 31, 2002	Annual Change
(in thousands, except per share data)			$	%

ASSETS
Cash and due from banks	$63,851	$62,273	$1,578	2.5%
Interest-bearing deposits in other banks	5,145	39,358	(34,213)	-86.9%
Federal funds sold	2,000	—	2,000	N.M.
Investment securities:
Held to maturity, at cost (fair value of $35,721 at December 31, 2003 and $58,491 at December 31, 2002)	34,316	56,320	(22,004)	-39.1%
Available for sale, at fair value	520,641	484,604	36,037	7.4%
Total investment securities	554,957	540,924	14,033	2.6%

Loans held for sale	6,660	6,420	240	3.7%
Loans	1,443,154	1,289,892	153,262	11.9%
Less allowance for loan losses	24,774	24,197	577	2.4%
Net loans	1,418,380	1,265,695	152,685	12.1%

Premises and equipment	56,125	57,725	(1,600)	-2.8%
Accrued interest receivable	8,828	9,254	(426)	-4.6%
Investment in unconsolidated subsidiaries	2,184	3,150	(966)	-30.7%
Due from customers on acceptances	—	34	(34)	-100.0%
Other real estate	—	1,903	(1,903)	-100.0%
Other assets	52,138	41,427	10,711	25.9%
Total assets	$2,170,268	$2,028,163	$142,105	7.0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$338,004	$305,351	$32,653	10.7%
Interest-bearing deposits	1,415,280	1,335,750	79,530	6.0%
Total deposits	1,753,284	1,641,101	112,183	6.8%

Short-term borrowings	3,507	29,008	(25,501)	-87.9%
Long-tem debt	184,184	147,155	37,029	25.2%
Bank acceptances outstanding	—	34	(34)	-100.0%
Minority interest	10,062	10,064	(2)	0.0%
Other liabilities	24,632	27,358	(2,726)	-10.0%
Total liabilities	1,975,669	1,854,720	120,949	6.5%

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shs, none issued	—	—	—	—
Common stock, no par value; authorized 50,000,000 shares; issued and outstanding 16,063,957 shares at December 31, 2003 and 15,973,458 at December 31, 2002	9,589	8,707	882	10.1%
Surplus	45,848	45,848	—	0.0%
Retained earnings	142,635	118,958	23,677	19.9%
Deferred stock awards	(50)	(99)	49	49.5%
Accumulated other comprehensive income	(3,423)	29	(3,452)	N.M.
Total shareholders’ equity	194,599	173,443	21,156	12.2%

Total liabilities and shareholders’ equity	$2,170,268	$2,028,163	$142,105	7.0%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
(In thousands, except per share data)	2003	2002	$	%	2003	2002	$	%

Interest income:
Interest and fees on loans	$21,464	$22,849	$(1,385)	-6.1%	$88,922	$93,257	$(4,335)	-4.6%
Interest and dividends on investment securities:
Taxable interest	4,147	5,185	(1,038)	-20.0%	16,307	20,305	(3,998)	-19.7%
Tax-exempt interest	1,012	875	137	15.7%	3,841	3,129	712	22.8%
Dividends	263	308	(45)	-14.6%	1,027	1,133	(106)	-9.4%
Interest on deposits in other banks	19	59	(40)	-67.8%	92	499	(407)	-81.6%
Interest on Federal funds sold and securities purchased under agreements to resell	12	10	2	20.0%	42	139	(97)	-69.8%

Total interest income	26,917	29,286	(2,369)	-8.1%	110,231	118,462	(8,231)	-6.9%

Interest expense:
Interest on deposits	3,084	5,083	(1,999)	-39.3%	14,380	23,241	(8,861)	-38.1%
Interest on short-term borrowings	9	30	(21)	-70.0%	43	208	(165)	-79.3%
Interest on long-term debt	1,774	1,482	292	19.7%	5,755	6,034	(279)	-4.6%

Total interest expense	4,867	6,595	(1,728)	-26.2%	20,178	29,483	(9,305)	-31.6%

Net interest income	22,050	22,691	(641)	-2.8%	90,053	88,979	1,074	1.2%
Provision for loan losses	—	100	(100)	-100.0%	700	1,000	(300)	-30.0%
Net interest income after provision for loan losses	22,050	22,591	(541)	-2.4%	89,353	87,979	1,374	1.6%

Other operating income:
Income from fiduciary activities	503	416	87	20.9%	1,793	1,380	413	29.9%
Service charges on deposit accounts	1,322	1,090	232	21.3%	4,551	4,301	250	5.8%
Other service charges and fees	1,318	1,255	63	5.0%	5,196	4,814	382	7.9%
Fees on foreign exchange	161	129	32	24.8%	576	504	72	14.3%
Investment securities gains (losses)	788	—	788	N.M.	956	477	479	100.4%
Gain on curtailment of pension obligation	—	1,395	(1,395)	-100.0%	—	1,395	(1,395)	-100.0%
Other	484	589	(105)	-17.8%	2,762	2,411	351	14.6%

Total other operating income	4,576	4,874	(298)	-6.1%	15,834	15,282	552	3.6%

Other operating expense:
Salaries and employee benefits	7,327	7,128	199	2.8%	29,220	29,828	(608)	-2.0%
Net occupancy	1,033	869	164	18.9%	4,198	3,653	545	14.9%
Equipment	600	625	(25)	-4.0%	2,457	2,744	(287)	-10.5%
Other	5,596	5,878	(282)	-4.8%	19,703	18,798	905	4.8%

Total other operating expense	14,556	14,500	56	0.4%	55,578	55,023	555	1.0%

Income before income taxes	12,070	12,965	(895)	-6.9%	49,609	48,238	1,371	2.8%
Income taxes	2,973	2,792	181	6.5%	15,669	14,955	714	4.8%

Net income	$9,097	$10,173	$(1,076)	-10.6%	$33,940	$33,283	$657	2.0%

Per share data:
Basic earnings per share	$0.57	$0.64	$(0.07)	-10.9%	$2.12	$2.09	$0.03	1.4%
Diluted earnings per share	0.55	0.62	(0.07)	-11.3%	2.07	2.04	0.03	1.5%
Cash dividends declared	0.16	0.11	0.05	45.5%	0.64	0.40	0.24	60.0%

Basic weighted average shares outstanding (000’s)	16,057	15,954	103	0.6%	16,027	15,931	96	0.6%
Diluted weighted average shares outstanding (000’s)	16,397	16,479	(82)	-0.5%	16,397	16,326	71	0.4%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARY

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		%	Year Ended December 31,		% Change
(in thousands, except per share data)	2003	2002	Change	2003	2002
SELECTED AVERAGE BALANCES

Total assets	$2,146,698	$1,973,027	8.8%	$2,069,582	$1,914,868	8.1%
Interest-earning assets	1,997,096	1,831,010	9.1%	1,922,787	1,774,749	8.3%
Loans, net of unearned interest	1,436,957	1,294,207	11.0%	1,374,251	1,285,175	6.9%
Other real estate	35	1,673	-97.9%	480	890	-46.1%
Deposits	1,719,540	1,597,686	7.6%	1,679,766	1,535,774	9.4%
Interest-bearing liabilities	1,605,143	1,501,853	6.9%	1,552,922	1,470,581	5.6%
Stockholders’ equity	191,946	171,931	11.6%	185,164	161,971	14.3%

PERFORMANCE RATIOS

Return on average assets **	1.70%	2.06%		1.64%	1.74%
Return on average stockholders’ equity **	18.96%	23.67%		18.33%	20.55%
Efficiency ratio	56.34%	52.60%		52.97%	53.02%
Net interest margin **	4.53%	5.06%		4.79%	5.11%
Dividend payout ratio	28.07%	17.19%		30.19%	19.14%

NONPERFORMING ASSETS

Nonperforming (nonaccrual) loans				$3,597	$439	719.4%
Other real estate				0	1,903	-100.0%
Total nonperforming assets				3,597	2,342	53.6%
Loans delinquent for 90 days or more				669	189	254.0%
Restructured loans (still accruing interest)				—	—	—
Total nonperforming assets, loans delinquent for 90 days or more and restructured loans				$4,266	$2,531	68.5%

Net loan charge-offs to average loans **	0.01%	0.04%		0.01%	0.04%
Loan charge-offs	$154	$793	-80.6%	$1,844	$1,281	44.0%
Recoveries	123	661	-81.4%	1,721	816	110.9%
Net loan charge-offs (recoveries)	$31	$132	-76.5%	$123	$465	-73.5%

SELECTED FINANCIAL DATA & BALANCE SHEET RATIOS

Book value per share				$12.11	$10.86
Market value per share				$30.04	$27.45

Total stockholders’ equity to assets				8.97%	8.55%
Nonperforming assets to total assets				0.17%	0.12%
Nonperforming assets to total loans & other real estate				0.25%	0.18%
Nonperforming assets and loans delinquent for 90 days or more to total loans & other real estate				0.30%	0.20%
Nonperforming assets, loans delinquent for 90 days or more and restructured loans to total loans & other real estate				0.30%	0.20%
Nonperforming loans to total loans				0.25%	0.03%
Allowance for loan losses to total loans				1.72%	1.88%
Allowance for loan losses to nonperforming loans				688.74%	5511.85%

**   Annualized